UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: June 29, 2015
(Date of Earliest Event Reported)

HARMONIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) at 1:00 p.m. PDT on Monday, June 29, 2015, at the Company’s corporate headquarters located at 4300 North First Street, San Jose, CA 95134. As of April 30, 2015, the record date for the 2015 Annual Meeting, there were 88,532,963 shares of common stock issued and outstanding. A quorum of 84,458,414 shares of common stock was present or represented at the 2015 Annual Meeting. All matters submitted to a vote of the Company’s stockholders at the 2015 Annual Meeting were approved. Those matters were as follows:

1.	Stockholders elected eight (8) directors to serve until the earlier of the 2016 Annual Meeting of Stockholders or until their successors are elected and duly qualified.

NAME	FOR	WITHHELD	BROKER NO VOTE
Patrick J. Harshman	70,642,925	1,393,683	12,421,806
Patrick Gallagher	70,728,738	1,307,870	12,421,806
Harold Covert	70,840,028	1,196,580	12,421,806
E. Floyd Kvamme	70,316,692	1,719,916	12,421,806
Mitzi Reaugh	70,651,416	1,385,192	12,421,806
William F. Reddersen	70,422,374	1,614,234	12,421,806
Susan G. Swenson	70,854,261	1,182,347	12,421,806
Nikos Theodosopoulos	70,740,907	1,295,701	12,421,806

2.	Stockholders approved, on an advisory basis, the compensation of the named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NO VOTE
69,732,675	2,004,179	299,754	12,421,806

3.	Stockholders approved an amendment to the Company’s 2002 Director Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 350,000 shares.

FOR	AGAINST	ABSTAIN	BROKER NO VOTE
68,011,793	3,979,473	45,342	12,421,806

4.	Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

FOR	AGAINST	ABSTAIN
82,907,271	1,503,356	47,787

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.

Date:	July 1, 2015
By:	/s/ Timothy C. Chu
Timothy C. Chu
VP, General Counsel and Secretary

3